PARTIAL ASSIGNMENT OF OIL AND GAS LEASES

FOR CONSIDERATION PAID, Sunvalley Energy Corporation, Post Office Box 1000, Roswell, New Mexico 88202-1000 does hereby grant, assign and convey unto the following named assignees, in the respective undivided interest specified by the name of each:

Sierra Oil & Gas, Inc.,
Post Office Box 392,
Roswell, New Mexico 88202-0392	.0175

Rally Exploration, Inc.
Post Office Box 2011
Midland, Texas 79702	.0175

KHL, Inc.
Post Office Drawer 14668
Albuquerque, New Mexico 87191-4668	.0700

Tecton Energy, LLC
3000 Wilcrest, Suite 300
Houston, Texas 77042	.8250

being a total .93 interest, in and to those certain oil and gas leases described on Exhibit "A" hereto and made a part hereof for all purposes, together with a like interest in all rights and obligations incident thereto (herein collectively called Subject Leases").

Assignor hereby excepts and reserves an overriding royalty equal to the difference between 18.5% and existing royalties and overriding interests of record burdening the Subject Leases, on a lease by lease basis, of the market value at the wells as produced of all of the oil and gas which may be produced, saved and marketed from the lands embraced under the terms of each of the Subject Leases, or any extensions or renewals thereof. The overriding royalty shall be computed and paid at the same time and in the same manner as royalties payable to the lessors under the terms of the leases are computed and paid and assignor shall be responsible for its proportionate share of all taxes and assessments levied upon or against or measured by the production of oil and gas therefrom. Said overriding royalty shall be subject to proportionate reduction on a lease by lease basis to the extent assignor owns less than the entire interest in any of the Subject Leases or any of the Subject Leases covers less than the entire oil and gas mineral estate of the lands subject thereto. Said overriding royalty interests shall proportionately burden the entire leasehold interests arising under the Subject Leases, including the .07 undivided interests therein reserved by assignor herein. The reservation of the overriding royalty shall not imply any leasehold preservation, drilling or development obligation on the part of assignees. No change in the ownership of the overriding royalties shall be binding upon assignees until such time assignees shall have been furnished with either the original, a certified copy or an acceptable reproduction copy of the recorded instrument or instruments effecting the change in ownership.

This assignment is made without warranty of title, either expressed or implied; TO THE EXTENT THAT ANY INTEREST HEREIN ASSIGNED IS AN INTEREST IN PERSONAL PROPERTY OR FIXTURES, ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY, ANY EXPRESS OR IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE AND ANY EXPRESS OR IMPLIED WARRANTY OF CONFORMITY TO MODELS OR SAMPLES.

The undivided interests herein assigned are subject to all terms, conditions, obligations and covenants of the Subject Leases and assignments thereof in the chain of title to assignor herein and are subject to their proportionate part of all royalties, overriding royalties and all other burdens on production in effect as of date of this assignment, including the overriding royalty reserved herein.

Assignees agree to assume their proportionate share of duties and obligations which assignor has under applicable laws, rules and regulations and in accordance with the terms of the Subject Leases.

With respect to the federal leases described on Exhibit "A" hereto, separate assignments on the approved form will be executed by assignor to assignees in sufficient counterparts to fulfill applicable statutory and regulatory requirements. Said assignments, although unqualified in form or not specifically containing all of the terms and provisions hereof, shall be deemed to contain all of the terms, conditions and provisions set forth herein as fully to all intents and purposes as if the same were set forth in length in each separate assignment. The overriding royalty interests reserved in this assignment with respect to each of the federal Subject Leases are the same overriding royalty interests reserved in the approved forms filed with the Bureau of Land Management and are not additional interests,

This assignment is delivered under and is subject to all of the terms and provisions of that certain Exploration Agreement (Kachina Prospect) dated February 10, 2006 by and among the parties hereto.

Sunvalley Energy Corporation

By: s/s Phelps Anderson

Phelps Anderson, President

STATE OF NEW MEXICO	)
) ss.
COUNTY OF CHAVES	)

The foregoing instrument was acknowledged before me on the 22nd day of May, 2006, by Phelps Anderson, President of SunValley Energy Corporation, a New Mexico corporation, on behalf of said corporation.

s/s Detra Heese
Notary Public

My Commission Expires:

2/10/07

EXHIBIT A

TO

PARTIAL ASSIGNMENT OF OIL AND GAS LEASE

I. Part One (Federal Leases):

(a) United States Oil Gas Lease NMNM 106894 dated effective September 1, 2001, covering Lots 1 through 8 Section 4, Township 10 North, Range 1 East, N.M.P.M., as to all depths.

(b) United States Oil Gas Lease NMNM 106960 dated effective September 1, 2001, covering Lots 1 through 7, S ½ NE ¼, SE ¼NW ¼, E ½SW ¼, SE ¼ Section 6, Lots 1 through 4 Section 8, Lots 1 through 4 Section 16, Lots 1 through 4, E ½, E ½W ½ (All) Section 18, All Section 20, Township 11 North, Range 1 East, N.M. P.M., as to all depths.

II. Part Two (Westland Development Lease): Oil and Gas Lease from Westland Development Co. Inc. to SunValley Energy Corporation dated June 6, 2000, recorded in Book A6, page 7854, as amended by Partial Release of Oil and Gas Lease dated June 15, 2001, recorded in Book A21, page 5985, as amended by Second Addendum to Correct Oil and Gas Lease dated August 2, 2002, Second Amendment to Oil and Gas Lease dated June 3, 2003, Third Amendment to Oil and Gas Lease dated effective November 1, 2003, Fourth Amendment to Oil and Gas Lease and Option Agreement dated May 3, 2005, and Fifth Amendment to Oil and Gas Lease dated April_, 2006, recorded in Book A115, page 7121, all recording references to Office of the County Clerk of Bernalillo County, New Mexico covering a total of 7,210.53 acres, more or less, as to all depths covered by said lease as amended.